Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying Annual Report on Form 10-K for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   June 10, 2005

/s/ Marti Morfitt

Marti Morfitt, President & Chief Executive Officer

Date:   June 10, 2005

/s/ Samuel Reinkensmeyer

Samuel E. Reinkensmeyer Vice President of Finance, Chief Financial Officer and Treasurer